Exhibit 5.1

BAKER & MCKENZIE LLP

815 CONNECTICUT AVENUE NW

WASHINGTON, DC 20006-4004

(202) 452-7000

FACSIMILE (202) 416-7035

DIRECT DIAL NUMBER	E-MAIL ADDRESS
(202) 452-7034	MARC.PAUL@BAKERMCKENZIE.COM

May 26, 2020

PRA Health Sciences, Inc.

4130 ParkLake Avenue, Suite 400

Raleigh, North Carolina 27612

Ladies and Gentlemen:

We have acted as counsel to PRA Health Sciences, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to up to 2,500,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company, that may be issued by the Company pursuant to the PRA Health Sciences, Inc. 2020 Stock Incentive Plan (the “2020 Plan”).

We have examined the Registration Statement and the 2020 Plan, which has been filed with the Commission and incorporated by reference as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We have also assumed that, with respect to the issuance of any Shares, the amount of valid consideration paid in respect of such Shares will equal or exceed the par value of such Shares.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon issuance and delivery in accordance with the 2020 Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Baker & McKenzie LLP

BAKER & McKENZIE LLP